SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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PRIORITY HEALTHCARE CORPORATION

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PRIORITY HEALTHCARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2003

The annual meeting of shareholders of Priority Healthcare Corporation will be held at SunTrust Bank, Park Building, Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on Monday, May 19, 2003, at 11:00 a.m., Orlando time, for the following purposes:

(1)	To elect three directors to serve until the 2006 annual meeting of shareholders and until their successors are elected and have qualified;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2003;

(3)	To approve the Company’s Employee Stock Purchase Plan;

(4)	To approve the Company’s 2003 Cash Bonus Performance Plan for Executives;

(5)	To approve the proposed amendment to the Company’s 1997 Stock Option and Incentive Plan which increases from 6,400,000 to 7,900,000 the total number of shares of the Company’s Class B Common Stock subject to issuance under the plan; and

(6)	To transact such other business as may properly come before the meeting.

All shareholders of record at the close of business on March 14, 2003 will be eligible to vote.

It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

Rebecca M. Shanahan, Secretary

PRIORITY HEALTHCARE CORPORATION

250 Technology Park

Suite 124

Lake Mary, Florida 32746

PROXY STATEMENT

Annual Meeting of Shareholders

May 19, 2003

This statement is being furnished to shareholders on or about April 14, 2003 in connection with a solicitation by the Board of Directors of Priority Healthcare Corporation (the “Company”) of proxies to be voted at the annual meeting of shareholders to be held at 11:00 a.m., Orlando time, Monday, May 19, 2003, at the SunTrust Bank, Park Building, Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on Monday, May 19, 2003, at 11:00 a.m. for the purposes set forth in the accompanying Notice.

The holders of record of shares of the Company’s Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), and Class B Common Stock, $0.01 par value per share (“Class B Common Stock,” together with the Class A Common Stock, “Common Stock”), outstanding at the close of business on March 14, 2003, the record date for the meeting, are entitled to vote at the meeting. On that date, there were 6,817,125 shares of Class A Common Stock and 36,712,225 shares of Class B Common Stock outstanding and entitled to vote at the meeting. On all matters, including the election of directors, each shareholder will have three votes for each share of Class A Common Stock held and one vote for each share of Class B Common Stock held. Accordingly, the Common Stock outstanding on the record date represents an aggregate of 57,163,600 votes.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the meeting will be given the opportunity to revoke his or her proxy and vote in person.

Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as directors of all nominees listed under Proposal 1 and for Proposals 2, 3, 4 and 5. Election of directors will be determined by the vote of a plurality of the votes cast by holders of both classes of Common Stock on such election. Approval of each of Proposals 2, 3 and 4 will be subject to the vote of a greater number of votes cast by holders of both classes of Common Stock favoring approval than the votes cast opposing it. Approval of Proposal 5 will be subject to the affirmative vote of a majority of the total votes cast on the proposal. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to all of the proposals neither broker non-votes nor abstentions will affect the determination of whether such proposals will be approved.

The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company.

ELECTION OF DIRECTORS

Nominees

The Board of Directors of the Company consists of eight directors divided into three classes. Two classes contain three directors each, and the third class contains two directors. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director’s election and until such director’s successor is elected and has qualified.

Three directors are to be elected at the meeting, each to hold office for a term to expire at the 2006 annual meeting of shareholders and until his or her successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Messrs. William E. Bindley and Steven D. Cosler, and Ms. Kathleen R. Hurtado. Each of the nominees for director is presently a director. If any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

Unless otherwise indicated in a footnote to the following table, the principal occupation of each director or nominee has been the same for the last five years, and such person possesses sole voting and investment power with respect to the shares of Class B Common Stock and Class A Common Stock indicated as beneficially owned by such individual. The number of shares of Class B Common Stock shown as beneficially owned by each director includes any shares of Class A Common Stock beneficially owned by such director, as indicated, because any holder of shares of Class A Common Stock may request to convert any or all of such shares into shares of Class B Common Stock at any time on a one-for-one basis. There is no family relationship between any of the directors or executive officers of the Company.

Name	Age	Present Principal Occupation	Director Since		Class B Common Stock			Class A Common Stock
					Shares Beneficially Owned on January 31, 2003		Percent of Class (if more than 1%)	Shares Beneficially Owned on January 31, 2003		Percent of Class (if more than 1%)

NOMINEES FOR DIRECTOR (Nominees for a three-year term to expire at the annual meeting of shareholders in 2006)
William E. Bindley	62	Chairman of the Board of the Company; Chairman of Bindley Capital Partners, LLC (private equity investment company)(3)	1994		5,689,024	(1)	13.5%	5,590,592	(2)	81.9%

Steven D. Cosler	47	President and Chief Executive Officer of the Company(5)	2000		331,864	(4)	—	0		—

Kathleen R. Hurtado	43	Chief Executive Officer of Balance Pharmaceuticals (women’s healthcare)(7)	2002	(6)	307		—	0		—

DIRECTORS CONTINUING IN OFFICE (Term expiring at the annual meeting of shareholders in 2004)
Michael D. McCormick	55	Retired(8)	1994		257,284	(9)	—	242,468	(10)	3.6%

Thomas J. Salentine	63	Retired(11)	1994		410,394	(12)	1.1%	289,982		4.3%

Name	Age	Present Principal Occupation	Director Since	Class B Common Stock			Class A Common Stock
				Shares Beneficially Owned on January 31, 2003		Percent of Class (if more than 1%)	Shares Beneficially Owned on January 31, 2003	Percent of Class (if more than 1%)

DIRECTORS CONTINUING IN OFFICE (Term expiring at the annual meeting of shareholders in 2005)
Robert L. Myers	57	Vice Chairman of the Board of the Company(14)	1997	825,430	(13)	2.2%	0	—

Donald J. Perfetto	56	Executive Vice President and Chief Operating Officer of the Company(16)	1999	258,755	(15)	—	0	—

Richard W. Roberson	56	President of Sand Dollar Partners, Inc. (investment and consulting firm)(18)	1997	37,982	(17)	—	0	—

(1)	Includes 5,590,592 shares of Class A Common Stock (see footnote 2 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Excludes 10,508 shares of Class A Common Stock and 6,000 shares of Class B Common Stock held by Mr. Bindley’s spouse; Mr. Bindley disclaims beneficial ownership of such shares.
(2)	Includes 83,774 shares of Class A Common Stock held by two family foundations and 68,702 shares of Class A Common Stock held by a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,508 shares of Class A Common Stock held by Mr. Bindley’s spouse; Mr. Bindley disclaims beneficial ownership of such shares.
(3)	Mr. Bindley also serves on the Board of Directors of Shoe Carnival, Inc., a shoe retailer. Mr. Bindley was the Chairman of the Board, Chief Executive Officer and President of Bindley Western Industries, Inc. (“BWI”), a distributor of pharmaceuticals and related products, from the time he founded BWI in 1968 until BWI was acquired by Cardinal Health, Inc. (“Cardinal”) in February 2001. Mr. Bindley was the Chief Executive Officer of the Company from July 1994 until May 1997 and the President of the Company from May 1996 until July 1996.
(4)	Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 275,370 shares of Class B Common Stock granted under the Company’s 1997 Stock Option and Incentive Plan. Includes 5,146 shares of Class B Common Stock jointly held with Mr. Cosler’s spouse.
(5)	Mr. Cosler has served as President since March 2001 and Chief Executive Officer since January 2002. From January 2000 to January 2002, he served as Chief Operating Officer of the Company and served as Executive Vice President from January 2000 to March 2001. From July 1996 to July 1997, Mr. Cosler was Senior Vice President and General Manager of Priority Healthcare Services Corporation, a subsidiary of BWI. Mr. Cosler also serves on the Board of Directors of CIMA Labs Inc., a developer and manufacturer of fast dissolve and enhanced-absorption oral drug delivery systems.
(6)	Ms. Hurtado was appointed to the Board of Directors in October 2002 to replace Ms. Rebecca M. Shanahan who had resigned from the Board in February 2002 to become Executive Vice President—Administration, Secretary and General Counsel of the Company.
(7)	Ms. Hurtado served as Chief Business Officer of Xcyte Therapies, Inc. (immunotherapy) from March 2001 to February 2002. From January 2000 to February 2001, Ms. Hurtado served as Vice President—Commercial Operations of BioNumerik Pharmaceuticals (oncology products). She spent 1990 through 1999 with Schering Plough Corporation holding positions of increasing responsibility, including Vice President—Managed Care and Disease Management during 1999 and Vice President—Oncology/Biotech Division from 1994 to 1999.
(8)	Mr. McCormick was a consultant from February 2001 to March 2002. Prior to that, he served as the Executive Vice President, General Counsel and Secretary of BWI until February 2001 when BWI was acquired by Cardinal. Mr. McCormick is currently a partner in Bindley Capital Partners, LLC.
(9)	Includes 242,468 shares of Class A Common Stock (see footnote 10 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Also includes presently exercisable stock options to purchase 12,000 shares of Class B Common Stock granted under the Company’s Outside Directors Stock Option Plan.
(10)	Consists of 242,468 shares held in two grantor retained annuity trusts, or GRATs, each of which Mr. McCormick is the trustee and has investment control.
(11)	Mr. Salentine was a consultant from February 2001 to March 2002. Prior to that, he served as BWI’s Executive Vice President and Chief Financial Officer until February 2001 when BWI was acquired by Cardinal. Mr. Salentine is currently a partner in Bindley Capital Partners, LLC.
(12)	Includes 289,982 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 12,000 shares of Class B Common Stock granted under the Company’s Outside Directors Stock Option Plan.
(13)	Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 709,620 shares of Class B Common Stock granted under the Company’s 1997 Stock Option and Incentive Plan.
(14)	Mr. Myers has been Vice Chairman of the Board since March 2001. Mr. Myers has served as a director of the Company since May 1997. From July 1996 to March 2001, he was the President of the Company. From May 1997 to January 2002, he was the Chief Executive Officer of the Company. From July 1996 to May 1997, he was the Chief Operating Officer of the Company. From June 1995 through June 1996, Mr. Myers was a consultant to the health care industry. From 1971 to June 1995, he was employed by Eckerd Corporation, a retail drug store chain, where he served as a corporate officer from 1981 through 1995 and as senior vice president of pharmacy from 1990 to 1995. Mr. Myers is a registered pharmacist.
(15)	Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 218,487 shares of Class B Common Stock granted under the Company’s 1997 Stock Option and Incentive Plan. Also includes 33,423 shares of Class B Common Stock held by a trust of which Mr. Perfetto is trustee and has investment control.
(16)	From June 1997 to January 2002, Mr. Perfetto was Chief Financial Officer and Treasurer of the Company. Since January 2002, Mr. Perfetto has served as Chief Operating Officer of the Company. Mr. Perfetto has served as Executive Vice President since November 1998. Prior to that time and since June 1997 he was a Vice President. From 1986 to May 1997, he was employed by Bimeco, Inc., a distributor of medical products. During such time, Mr. Perfetto held the positions of vice president of finance and operations and secretary/treasurer of Bimeco, Inc.
(17)	Includes presently exercisable stock options to purchase 15,000 shares of Class B Common Stock granted under the Company’s Outside Directors Stock Option Plan. Also includes 1,150 shares of Class B Common Stock held by a trust of which Mr. Roberson’s spouse is the trustee and has investment control.
(18)	From March 1993 to September 1996, Mr. Roberson served as president and chief executive officer of Visionworks, Inc., a retail superstore optical chain. Mr. Roberson is also a director of Ablest, Inc., a provider of staffing services.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Meetings and Committees

During 2002, the Board of Directors of the Company held four meetings. During the period in 2002 for which he or she served as a director, no director attended fewer than 75% of the total meetings of the Board of Directors and each committee on which he or she served.

On February 19, 2003, the Board of Directors created a Nominating and Corporate Governance Committee which currently consists of Ms. Hurtado and Messrs. McCormick and Roberson. Each of the members of the Nominating and Corporate Governance Committee meets the independence requirements of the Nasdaq Stock Market. The primary functions of the Nominating and Corporate Governance Committee are to retain and terminate any search firm to be used to identify director candidates; to assess the need for new directors of the Company on an ongoing basis; to approve and recommend to the Board the director nominees for each annual meeting of shareholders and the director to serve as Chairman of the Board; to receive comments from all directors and report annually to the Board with an assessment of the Board’s performance; to review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval; to lead the Board in its annual review of the Board’s performance; to recommend to the Board director nominees for each committee of the Company; to review and reassess the adequacy of its written charter; and to annually review its own performance. The Nominating and Corporate Governance Committee also will consider shareholder nominations for directors. For a description of the requirements regarding shareholder nominations and other proposals, see the Company’s By-Laws, a copy of which may be obtained from the Secretary of the Company. The Nominating and Corporate Governance Committee was created in 2003, and therefore did not meet during 2002.

The Board of Directors has a Compensation Committee, which currently consists of Ms. Hurtado and Messrs. McCormick and Roberson. Each of the members of the Compensation Committee meets the independence requirements of the Nasdaq Stock Market; each is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended; and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The primary functions of the Compensation Committee are to retain and terminate any compensation consultant to be used to assist in evaluation of Director, Chief Executive Officer (“CEO”) or other executive compensation; to annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives and set the CEO’s compensation levels based on such evaluation; to review and make recommendations to the Board with respect to incentive compensation plans and equity based plans; to annually review and approve for the CEO and other executive officers of the Company the annual base salary level, the annual incentive opportunity level, the long term incentive opportunity level, and any special or supplemental benefit; to approve and authorize the Company to enter into any employment agreements, severance agreements, change in control agreements or other compensation related agreements; to periodically review the Company’s policies on perquisites; to approve the amount of any discretionary contribution to be made by the Company under its 401(k) plan; to recommend to the Board the form and amount of director compensation; to make regular reports to the Board; to review and reassess the adequacy of its written charter; and to annually review its own performance. The Compensation Committee met four times during 2002.

The Board of Directors of the Company has an Audit Committee, the current members of which are Messrs. Roberson, McCormick and Salentine. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market, Section 10A of the Securities Exchange Act of 1934, as amended, and Securities and Exchange Commission (“SEC”) rules and regulations. Among its current primary functions, the Audit Committee has the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification), and is directly responsible for the compensation and executive oversight of the work of the Company’s independent auditors; evaluates the qualifications, performance and independence of the independent auditors; preapproves all auditing services and permitted non-audit services, including the fees and terms for such services (subject to the de minimus exception for non-audit services that are approved by the Audit Committee prior to completion of the audit) provided by the independent auditors; reviews and discusses with management and the independent auditors the Company’s annual and quarterly financial statements; reviews the performance of the Company’s internal audit function; discusses with management the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures; discusses with management and the independent auditors major issues regarding accounting principles and financial statement presentations and the adequacy of the Company’s internal controls; reviews and approves all related-party transactions; and advises the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Ethics and Corporate Compliance Program. See “Audit Committee Report.” The Board of Directors has adopted a written Charter of the Audit Committee, which is attached to this proxy statement as Appendix A. The Audit Committee met four times during 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2002, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with, except that Mr. McCormick failed to timely report the sale of Class B Common Stock held in a 401(k) account.

Executive Officers

As used throughout this Proxy Statement, the term “executive officers” refers to William E. Bindley, Chairman of the Board, Robert L. Myers, Vice Chairman of the Board, Steven D. Cosler, President and Chief Executive Officer, Donald J. Perfetto, Executive Vice President and Chief Operating Officer, Guy F. Bryant, Executive Vice President—Distribution Services, Rebecca M. Shanahan, Executive Vice President—Administration, Secretary and General Counsel, Stephen M. Saft, Senior Vice President, Chief Financial Officer and Treasurer, and William M. Woodard, Senior Vice President—Strategic Alliances.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company’s last three years to the Company’s Chief Executive Officer and to each of the Company’s four other most highly compensated executive officers, based on salary and bonus earned during 2002 (the “Named Executive Officers”).

		Annual Compensation		Long Term Compensation
				Awards
Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Award(s) (2)	Securities Underlying Options (3)	All Other Compensation
Steven D. Cosler	2002	$346,154	$453,041	$377,425	115,000	$24,191	(4)
President and	2001	243,269	109,517	—	70,000	18,497
Chief Executive Officer	2000	213,773	85,200	—	180,000	21,192

Robert L. Myers	2002	$375,000	$175,000	—	—	$24,998	(5)
Vice Chairman of the Board	2001	375,000	281,250	—	100,000	18,754
	2000	343,937	260,000	—	200,000	21,413

Donald J. Perfetto	2002	$239,231	$208,166	$176,538	50,000	$24,319	(6)
Executive Vice President and	2001	206,154	92,801	—	60,000	18,822
Chief Operating Officer	2000	184,254	76,800	—	140,000	21,481

Guy F. Bryant	2002	$211,923	$194,834	$176,538	40,000	$23,333	(7)
Executive Vice President—	2001	197,500	71,126	—	40,000	18,583
Distribution Services	2000	184,082	68,500	—	120,000	21,267

Rebecca M. Shanahan	2002	$191,169	$98,462	$176,538	80,000	$140,864	(8)
Executive Vice President—Administra-	2001	—	—	—	—	—
tion, Secretary and General Counsel	2000	—	—	—	—	—

(1)	Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.
(2)	The dollar amounts shown in this column represent the market value of the restricted stock awarded under the Company’s 1997 Stock Option and Incentive Plan and are calculated by multiplying the closing market price of the Company’s Class B Common Stock on the date of award by the number of shares awarded. Holders of restricted stock are eligible to vote the shares and to receive dividends, if any. The total number of shares of restricted stock awarded to the Named Executive Officers in 2002 were: Mr. Cosler: 15,500 shares; Mr. Perfetto: 7,250 shares; Mr. Bryant: 7,250 shares; and Ms. Shanahan: 7,250 shares. The restricted stock awards will vest one-fourth on October 21, 2003, one-fourth on October 21, 2004, one-fourth on October 21, 2005 and one-fourth on October 21, 2006. As of December 28, 2002, the number and value (based on the closing market price of the Company’s Class B Common Stock on December 27, 2002) of the unvested restricted stock awards held by the Named Executive Officers were as follows: Mr. Cosler: 15,500 shares ($359,910); Mr. Perfetto: 7,250 shares ($168,345); Mr. Bryant: 7,250 shares ($168,345); and Ms. Shanahan: 7,250 shares ($168,345).
(3)	Consists of options to acquire shares of Class B Common Stock of the Company. The Company has no SAR plan. The amounts shown for stock options granted in 2000 represent the number of shares of Class B Common Stock resulting from the adjustments relating to the November 2000 two-for-one stock split.
(4)	Consists of $14,000 in Company contributions to the Company’s profit sharing plan, $9,333 in Company contributions to the Company’s profit sharing excess plan and $858 in group life insurance premiums.
(5)	Consists of $14,000 in Company contributions to the Company’s profit sharing plan, $9,333 in Company contributions to the Company’s profit sharing excess plan and $1,665 group life insurance premiums.
(6)	Consists of $14,000 in Company contributions to the Company’s profit sharing plan, $9,333 in Company contributions to the Company’s profit sharing excess plan and $986 in group life insurance premiums.
(7)	Consists of $14,000 in Company contributions to the Company’s profit sharing plan and $9,333 in Company contributions to the Company’s profit sharing excess plan.
(8)	Consists of $13,690 in Company contributions to the Company’s profit sharing plan, $9,333 in Company contributions to the Company’s profit sharing excess plan, and $117,841 the Company paid to Ms. Shanahan for relocation expenses in 2002.

Employment Agreements

The Company has entered into an Executive Employment Agreement with each of Messrs. Cosler, Perfetto and Bryant, and Ms. Shanahan. These agreements between the Company and Messrs. Cosler, Perfetto and Bryant, and Ms. Shanahan were entered into on November 19, 2002, November 22, 2002, December 6, 2002, and November 20, 2002, respectively. The purpose of these agreements is to employ the executive on a full-time basis in accordance with the terms and conditions set forth in the agreements. Additionally, the agreements are designed to encourage each executive to remain with the Company by assuring each executive certain benefits in the event of the executive’s termination of employment or in the event of a “Change of Control” of the Company.

Except for the agreement with Mr. Cosler, each of the Executive Employment Agreements has an initial term through December 31, 2002, and each is automatically extended annually for an additional one-year period unless notice is given by the Company or the executive. The Executive Employment Agreement with Mr. Cosler has an initial term through December 31, 2004, and is automatically extended annually for an additional two-year period unless notice is given by the Company or Mr. Cosler. As compensation for the performance of their respective duties set forth in the agreements, each executive is paid an annual base salary in 2003 as follows: Mr. Cosler: $500,000, Mr. Perfetto: $260,000, Mr. Bryant: $245,000, and Ms. Shanahan: $240,000. Moreover, each executive is entitled to receive bonus compensation, as well as other benefits described in the agreements.

Each of the Executive Employment Agreements contains a confidentiality provision whereby each executive agrees not to disclose, use or make known for his or another’s benefit any Confidential Information (as defined in the agreements) or use Confidential Information in any way other than in the best interest of the Company. The Company is entitled to injunctive relief (in addition to any other rights and remedies) in the event of any breach of these confidentiality provisions.

Upon a termination of an executive’s employment in the event of (i) executive’s death, (ii) a “Change of Control” of the Company (as defined in the agreement and described below), (iii) executive’s disability (as described in the agreement), (iv) termination by the executive “for good reason” (as defined in the agreement), or (v) except in the case of Ms. Shanahan, termination by the Company without cause or notice of nonrenewal, the Company shall pay to the executive a lump sum payment equal to the sum of the following amounts: (i) the executive’s base salary that would have been paid to the executive throughout the greater of the number of months remaining under the term of the executive’s agreement or 12 months; (ii) the annual bonus amount in the year of termination of the executive’s employment; and (iii) the annualized long-term incentive award for the year in which the executive’s employment is terminated. Under these agreements, an executive is not entitled to such a lump sum payment in the event the executive’s employment is terminated “for cause” (as defined in the agreement).

Each of the Executive Employment Agreements contains a “Change of Control” provision designed to protect Messrs. Cosler, Perfetto and Bryant, and Ms. Shanahan against termination of their employment upon a “Change of Control” of the Company. For the purposes of the Executive Employment Agreements, “Change of Control” is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the outstanding shares of common stock of the Company, or the combined voting power of the common stock of the Company; the replacement of a majority of the current board of directors; the approval by the shareholders of the Company of a reorganization, merger or consolidation; or the approval by shareholders of a liquidation or dissolution of the Company or the sale of disposition of all or substantially all of the assets of the Company.

Upon a “Change of Control” of the Company, the term of the Executive Employment Agreements automatically becomes a term of three years commencing on the date of any such “Change of Control.” Following a “Change of Control,” Messrs. Cosler, Perfetto and Bryant, and Ms. Shanahan are entitled to the benefits provided by the Executive Employment Agreement upon any termination of the executive’s employment with the Company or upon any termination at the executive’s option in response to certain actions by the Company including, among other things, a substantial reduction in their duties or responsibilities or assignment of duties materially inconsistent with the executive’s duties with the Company prior to the “Change of Control;” a reduction in the level of salary payable to them; the failure by the Company to continue to provide them with benefits substantially similar to those previously provided to them; their required relocation; or the breach by the Company of any of the provisions of the Executive Employment Agreement.

If an executive is entitled to the benefits payable under the “Change of Control” provisions of the Executive Employment Agreements, then such executive shall receive within 30 days following the termination, all earned but unpaid salary, bonus and incentive payments through the date of the executive’s termination. In addition, the executive shall be entitled to a lump sum payment of an amount equal to 2.9 times the higher of (i) the executive’s average includable compensation paid by the Company for the five most recent taxable years ending before the date on which the “Change of Control” occurs or (ii) the executive’s base salary plus the executive’s applicable annual bonus opportunity. Any lump sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Code.

The Company also has entered into a Termination Benefits Agreement with Mr. Myers. The purpose of this agreement is to encourage Mr. Myers to remain with the Company by assuring him certain benefits in the event of a “Change in Control” of the Company. The Termination Benefits Agreement provides for payments to Mr. Myers upon the occurrence of certain events. The Termination Benefits Agreement between the Company and Mr. Myers was entered into on July 1, 1996. It had an initial term through December 31, 1998 and is automatically extended annually for an additional one-year period unless notice is given by the Company or Mr. Myers. The Termination Benefits Agreement is designed to protect Mr. Myers against termination of his employment following a “Change in Control” of the Company. For purposes of the Termination Benefits Agreement, the definition of “Change in Control” is the same as the definition of “Change of Control” in the Executive Employment Agreements as described above.

Following a “Change in Control,” Mr. Myers is entitled to the benefits provided by the Termination Benefits Agreement in the event his employment is terminated within three years for any reason other than his death, disability, or normal retirement or is terminated by the Company for cause. In addition, Mr. Myers is entitled to the benefits of the Termination Benefits Agreement if, after a “Change in Control,” he terminates his employment with the Company within three years in response to certain actions by the Company which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by the Company to continue to provide him with benefits substantially similar to those previously provided to him, his required relocation, or the breach by the Company of any of the provisions of the Termination Benefits Agreement.

Upon termination of employment, if Mr. Myers is entitled to the benefits payable under the Termination Benefits Agreement, he shall receive within 30 days following the termination all earned but unpaid salary, bonus and incentive payments through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times his average annual compensation paid by the Company for the past five years. Any lump sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Code.

The Company has entered into a non-compete agreement with each of Messrs. Cosler, Perfetto and Bryant and Ms. Shanahan. These non-compete agreements contain confidentiality provisions and provide that, for a period of one year after termination of employment with the Company, the officer may not compete with the Company, solicit the Company’s customers or induce the Company’s employees to terminate their employment.

Compensation of Directors

During 2002, the Company paid directors who are not employees of the Company an annual retainer of $15,000 and a fee of $1,000 for each Board meeting or committee meeting attended (or $500 for each committee meeting held in conjunction with a Board meeting). The annual retainer is paid 50% in cash and 50% in the form of shares of Class B Common Stock, valued at 100% of the fair market value of such shares on the date of grant. Such shares are not registered and are subject to the resale limitations of Rule 144 of the Securities Act of 1933, as amended. Directors who are full-time employees of the Company do not receive any additional compensation for serving as directors or for attending meetings, but all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings. In 2002, the Company paid $96,000 to Mr. Bindley for services that he provided in his capacity as Chairman of the Board. Mr. Bindley does not participate in any benefit plans of the Company, other than the Company’s health insurance plan.

On August 25, 1997, the Board of Directors and the then sole shareholder adopted an Outside Directors Stock Option Plan (the “Directors Plan”). Pursuant to the Directors Plan, each Eligible Director (as defined therein) is automatically granted an option to purchase 3,000 shares of Class B Common Stock (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split) on June 1 of each year beginning in 1998. The Directors Plan reserves for issuance 75,000 shares of the Company’s Class B Common Stock (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split), subject to adjustment in certain events. The option exercise price per share is equal to the fair market value of one share of Class B Common Stock on the date of grant. Each option becomes exercisable six months following the date of grant and expires ten years following the date of grant. Subject to certain exceptions, options may be exercised by the holder only if he or she has been in continuous service on the Board of Directors at all times since the grant of the option. There are currently four Eligible Directors—Messrs. McCormick, Roberson and Salentine and Ms. Hurtado. The Eligible Directors are not currently eligible for grants or awards under any other stock, bonus or benefit plans of the Company.

Profit Sharing Plan

The Company and its subsidiaries maintain a qualified profit sharing plan (the “Profit Sharing Plan”) for eligible employees of the Company and its subsidiaries. All employees are generally eligible to participate in the Profit Sharing Plan as of the first January 1, April 1, July 1 or October 1 after having completed at least 90 days of service (as defined in the Profit Sharing Plan) and having reached age 18.

The annual contribution of the Company to the Profit Sharing Plan is at the discretion of the Board of Directors and has generally been 6.5% to 8.0% of a participant’s compensation for the year. The employer contribution for a year is allocated among participants employed on the last day of the year in proportion to their relative compensation for the year. In order to be eligible to receive a share of the employer contribution, an employee must have completed at least a year of service (as defined in the Profit Sharing Plan). In addition, the Profit Sharing Plan includes a 401(k) feature pursuant to which a participant may, subject to the limitations imposed by the Code, elect to have a percentage of his or her pre-tax compensation withheld from pay and contributed to the Profit Sharing Plan. Subject to applicable Code requirements, employees may make “rollover” contributions to the Profit Sharing Plan of qualifying distributions from other employers’ eligible retirement plans.

Nonqualified Deferred Compensation Arrangement

Effective January 1, 1999, the Company established the Priority Healthcare Corporation 401(k) Excess Plan (the “Excess Plan”), which is a non-qualified deferred compensation plan for a select group of executive employees. Messrs. Cosler, Perfetto, Bryant and Myers and Ms. Shanahan are currently eligible to participate in the Excess Plan. The Excess Plan is designed to permit the eligible executives voluntarily to defer portions of their pre-tax salary and bonus beyond what they can defer under the 401(k) feature of the Profit Sharing Plan. Under the Excess Plan, an eligible executive can elect to defer up to 100% of those portions of his salary and bonus that he is not able to defer under the Profit Sharing Plan.

Before the beginning of each year, the executive must decide the total deferral he or she wants to make for the year and elect to have that deferral made under the Excess Plan. Once the plan administrator of the Profit Sharing Plan determines how much the executive can defer under the Profit Sharing Plan’s 401(k) feature for a year without exceeding Internal Revenue Code limits, then that amount will be transferred from the Excess Plan to the executive’s Company Profit Sharing Plan 401(k) account.

Amounts credited to an executive’s account under the Excess Plan are credited with investment earnings or losses based on the investment option or options that the executive elects (at the time he makes his deferral election for a year) to serve as the measure of the investment earnings and losses on the executive’s deferrals for the year. The executive may select from among the options available under the Profit Sharing Plan (other than the Company’s stock). Under the Excess Plan, a participating executive, at the time he makes his deferral election, may choose the form in which his benefits attributable to those deferrals will be paid to him or his beneficiary upon his retirement or death. The three options available are a single lump sum payment, quarterly installment payments for a specified period of up to 15 years and annual installment payments over a specified period of up to 15 years.

Effective December 1, 2002, the Company amended and restated the Priority Healthcare Corporation 401(k) Excess Plan and renamed it the Priority Healthcare Corporation Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of executive employees. Messrs. Cosler, Myers, Perfetto and Bryant and Ms. Shanahan are currently eligible to participate in the Deferred Compensation Plan.

The Excess Plan is designed to permit the eligible executives voluntarily to defer portions of their pre-tax compensation beyond what they elect to defer under the 401(k) feature of the Profit Sharing Plan. Under the Deferred Compensation Plan, an eligible executive can elect to defer up to 100% of those portions of his compensation that he does not elect to defer under the Profit Sharing Plan.

Once the Board adopts its resolution defining the eligible class of executives, an eligible executive will have 30 days to make a deferral election with respect to 2003 compensation earned after the date the election is made. Before the beginning of each subsequent calendar year, the executive may make an election to defer compensation to be earned in that calendar year. Amounts deferred by eligible executives under the Deferred Compensation Plan will be deposited by the Company in a grantor trust (the “Trust”), which is designed to be a “rabbi trust” under IRS rules. Delaware Management Trust Company serves as trustee of the Trust. An executive’s salary deferrals (and attributable earnings) are fully vested and nonforfeitable.

For any calendar year, the Company may make on behalf of eligible executives matching contributions, in an amount determined by the Company in its discretion, or non-matching employer contributions, in an amount determined by the Company in its discretion. Employer contributions are also deposited in the Trust. Employer contributions (and attributable earnings) credited to an eligible executive become vested when the executive reaches a “distributable event,” as defined below, or, if earlier, immediately prior to (1) a change of control, as defined in the Deferred Compensation Plan, (2) termination of the executive’s employment because of death or total and permanent disability, or (3) the Company becoming insolvent, as defined in the Deferred Compensation Plan. For purposes of the Deferred Compensation Plan, a “distributable event” occurs with respect to an executive when (1) the executive terminates employment with the Company, (2) the executive dies, (3) the executive becomes disabled, (4) the Company undergoes a change in control, or (5) the Deferred Compensation Plan terminates.

Amounts credited to an executive’s accounts under the Deferred Compensation Plan are credited with investment earnings or losses based on the investment earnings and losses of the Trust. Executives may indicate the investment option or options in which they would like their accounts invested, but the Trustee is not obligated to consider or follow participants’ investment directions in determining how to invest the assets of the Trust.

Under the Deferred Compensation Plan, a participating executive, at the time he makes his deferral election, may choose the form in which his benefits attributable to those deferrals will be paid to him or his beneficiary upon a distributable event. The two options available are a single lump sum payment or equal installment payments, each in the amount designated by the participating executive, continuing until the executive’s account balance is fully distributed. Distribution to an executive or his beneficiary is made or commences as of the first day of the calendar year following the occurrence of the distributable event.

Stock Options

On August 25, 1997, the Company’s Board of Directors and the then sole shareholder adopted the 1997 Stock Option and Incentive Plan (the “1997 Stock Option Plan”). On May 21, 1998, the shareholders of the Company approved the adoption of the 1997 Stock Option Plan at the 1998 annual meeting of shareholders. On May 10, 1999, the shareholders approved an amendment to the Company’s 1997 Stock Option Plan which increased to 4,832,894 (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split), the total number of shares of the Company’s Class B Common Stock reserved for issuance under the plan, subject to adjustment in certain events. On May 21, 2001, the shareholders approved an amendment to the Company’s 1997 Stock Option Plan which increased from 4,832,894 to 6,400,000 the total number of shares of the Company’s Class B Common Stock reserved for issuance under the plan, subject to adjustment in certain events. The Company’s Board of Directors has proposed to amend the 1997 Stock Option Plan to increase from 6,400,000 to 7,900,000 the total number of shares of Class B Common Stock subject to issuance thereunder. See “Approval of Amendment to the Company’s 1997 Stock Option and Incentive Plan.”

The 1997 Stock Option Plan provides for the grant to officers, key employees and consultants of the Company of options to purchase shares of Class B Common Stock and restricted shares of Class B Common Stock. Stock options granted under the 1997 Stock Option Plan may be either options intended to qualify for federal income tax purposes as “incentive stock options” or options not qualifying for favorable tax treatment (“nonqualified stock options”). No individual participant may receive awards for more than 300,000 shares in any calendar year.

On September 15, 1998, the Company’s Board of Directors adopted the Broad Based Stock Option Plan (the “Broad Based Plan”). The Company’s Board of Directors amended the Broad Based Plan on November 29, 2000. The Broad Based Plan reserves for issuance 1,837,323 shares of the Company’s Class B Common Stock, subject to adjustment in certain events. The Broad Based Plan provides for the grant to employees, other than officers and directors of the Company, of options to purchase shares of Class B Common Stock. All options granted under the Broad Based Plan are nonqualified stock options. No individual participant may receive awards for more than 50,000 shares in any calendar year.

The following table sets forth information with respect to options granted by the Company under the 1997 Stock Option Plan to the Named Executive Officers during 2002.

Option Grants in Last Fiscal Year

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Grant Date Present Value (1)
Steven D. Cosler	80,894	(2)	8.13%	$24.350	10/21/12	1,136,561	(3)
	4,106	(4)	0.41%	24.350	10/21/12	48,492	(5)
	30,000	(6)	3.01%	26.930	02/25/12	466,500	(7)
Robert L. Myers	—		—	—	—	—
Donald J. Perfetto	35,894	(2)	3.61%	$24.350	10/21/12	504,311	(3)
	4,106	(4)	0.41%	24.350	10/21/12	48,492	(5)
	10,000	(6)	1.00%	26.930	02/25/12	155,500	(7)
Guy F. Bryant	35,894	(2)	3.61%	$24.350	10/21/12	504,311	(3)
	4,106	(4)	0.41%	24.350	10/21/12	48,492	(5)
Rebecca M. Shanahan	36,865	(8)	3.70%	$31.893	01/02/12	677,947	(9)
	3,135	(10)	0.31%	31.893	01/02/12	54,016	(11)
	40,000	(2)	4.02%	24.350	10/21/12	562,000	(3)

(1)	The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company’s employee stock options. The value ultimately realized, if any, will depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise. The grant date present value calculation uses an expected option term based on past experience, rather than the contract term of the options. The use of an expected term produces a valuation adjustment for non-transferability of the options. There have been no adjustments made for risk of forfeiture of the options.
(2)	Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning January 1, 2004.
(3)	The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 2.99%, an expected term of four years, a dividend yield of 0.0% and a stock volatility of 75.58%.
(4)	Incentive stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable in full on or after January 1, 2004.
(5)	The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 2.48%, an expected term of three years, a dividend yield of 0.0% and a stock volatility of 71.62%.
(6)	Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning February 25, 2003.
(7)	The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 4.00%, an expected term of four years, a dividend yield of 0.0% and a stock volatility of 74.04%.
(8)	Nonqualified stock options to purchase Class B Common Stock granted 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning January 1, 2003.
(9)	The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 4.39%, an expected term of four years, a dividend yield of 0.0% and a stock volatility of 73.28%.
(10)	Incentive stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are currently exercisable in full.
(11)	The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 4.02%, an expected term of three years, a dividend yield of 0.0% and a stock volatility of 79.86%.

The following table sets forth information with respect to the exercise of options to acquire Class B Common Stock by the Named Executive Officers during 2002 and the number and value of unexercised options held by the Named Executive Officers at fiscal year end.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven D. Cosler	0	$0	154,010	380,600	$1,396,861	$919,137
Robert L. Myers	0	$0	559,619	250,001	$5,835,102	$916,623
Donald J. Perfetto	0	$0	114,627	280,600	$1,121,099	$823,187
Guy F. Bryant	0	$0	248,215	235,500	$2,820,479	$823,187
Rebecca M. Shanahan	0	$0	12,000	80,000	$59,383	$—

(1)	The closing price for the Company’s Class B Common Stock as reported by the Nasdaq National Market System on December 27, 2002 was $23.22. The value is calculated on the basis of the difference between the Class B Common Stock option exercise price and $23.22, multiplied by the number of “In-the-Money” shares of Class B Common Stock underlying the option.

Equity Compensation Plan Information

The following table gives information about the Company’s Class B Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 28, 2002.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders (1)	4,229,753(2)	20.7778	504,358(3)
Equity compensation plans not approved by security holders (4)	1,398,215	28.1581	63,360
Total	5,627,968	22.6113	567,718

(1)	Consists of the Company’s 1997 Stock Option and Incentive Plan and its Outside Directors Stock Option Plan.
(2)	Includes 53,000 shares of unvested restricted Class B Common Stock granted under the Company’s 1997 Stock Option Plan.
(3)	Includes 480,358 shares available for issuance as incentive stock options, non-qualified stock options or restricted stock under the Company’s 1997 Stock Option Plan.
(4)	Consists of the Company’s Broad Based Option Plan. The material terms of this plan are described above under “Compensation of Executive Officers and Directors—Stock Options.”

Compensation Committee Report On Executive Compensation

The Compensation Committee’s practice with respect to executive compensation has been to: (a) conduct annual merit reviews for individuals throughout the year; (b) grant stock options in the fall of each year or such other times as deemed advisable by the Compensation Committee; and (c) approve annual bonuses payable, in whole or in part, during the following March. The Compensation Committee applied the criteria discussed below to the 2002 annual merit reviews and the 2002 annual bonus amounts for the executive officers.

Executive Compensation Policy

The Company’s compensation policy is designed to: (a) be competitive so that the Company can attract, reward, and retain the quality talent that is essential to its continued success; (b) motivate key employees through the use of incentive compensation programs, including annual bonuses, stock option grants and restricted stock grants; (c) treat employees fairly and, at the same time, be cost effective; (d) foster teamwork within the Company so that employees share in the rewards and risks of the Company; (e) offer executive officers the opportunity to achieve significant levels of ownership in the Company’s stock so that their interests will be aligned with those of its shareholders; and (f) assure that executive officers’ compensation will be tax deductible to the maximum extent permissible. Consistent with this policy, the compensation of executive officers has been and will be related in substantial part to Company performance. Compensation for executive officers consists of base salary, bonuses, stock option grants and restricted stock.

During 2002, the Compensation Committee engaged Huron Consulting Group (“Huron”) to review executive compensation and provide the Compensation Committee with information that would assist the Compensation Committee in making its determinations regarding executive compensation. In addition, upon Huron’s recommendation, the Compensation Committee endorsed the development of an employee stock purchase plan, as well as a change in the Company’s stock option and stock grant program.

Cash Based Compensation

Base Compensation.    In making compensation decisions, the Compensation Committee’s subjective review process primarily includes: (a) an analysis of executive compensation levels at industry peer organizations by reviewing proxy statements and national compensation surveys and reports; (b) individual efforts and accomplishments within the Company, the industry, and the community; (c) management experience and development; (d) team building skills consistent with the Company’s best interests; (e) base compensation paid to other executive officers within the Company; and (f) observance of the Company’s ethics and compliance program. Base compensation for 2002 was established for the executive officers after a merit review was conducted by the CEO.

Annual Bonus.    A portion of the cash compensation of the executive officers (and some other salaried employees) consists of annual bonus payments under the Company’s bonus program. The Compensation Committee gives consideration to the Company’s overall performance, including earnings per share, and the executive officer’s performance for the specific areas of the Company under his or her direct control. This balance supports accomplishment of overall objectives and rewards individual contributions by the executive officers. Each year, the Compensation Committee determines which financial and operational goals are the most appropriate measures of performance within the industry and within the Company, and bases its bonus decisions on such criteria. The 2002 annual bonuses were approved by the Compensation Committee after receiving input from the CEO based upon the subjective criteria used for establishing base compensation as set forth above. In addition, the Compensation Committee approved the payment of a special one-time bonus to each of Messrs. Myers, Cosler, Perfetto and Bryant in consideration of their contributions during the first five years that the Company has been a publicly traded corporation. These bonus amounts are included in the bonus numbers for 2002 disclosed in the Summary Compensation Table contained in this proxy statement.

The Board of Directors has adopted, subject to shareholder approval, the 2003 Cash Bonus Performance Plan for Executives in order to provide to executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code. See “Approval of the Company’s 2003 Cash Bonus Performance Plan for Executives.”

The Compensation Committee’s intent is to make the executive officers’ total cash compensation package (base compensation plus annual bonus) competitive with other publicly-traded companies of comparable size and stature within the specialty distribution and health care services industry, based on its analysis of total cash compensation for similar executive officers within the industry.

Equity Based Compensation

The Compensation Committee believes that equity compensation, in the form of stock options and restricted stock, is an important element of performance based compensation of executive officers. By granting stock options and restricted stock, the Compensation Committee will continue the Company’s practice of increasing key employees’ equity ownership in order to ensure that their interests remain closely aligned with those of the Company’s shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value. Stock options also create an incentive for key employees to remain with the Company for the long term because the options are not immediately exercisable and, if not exercised, are in most cases forfeited if the employee leaves the Company before retirement. Likewise, restricted stock grants vest 25% per year over a four-year period and the unvested portion is generally forfeited if the employee leaves the Company before retirement.

Consistent with the above philosophy, the Compensation Committee, based on input from the CEO, approved the granting of stock options to one officer on January 2, 2002, to three officers on February 25, 2002, to 586 officers and other employees on October 21, 2002, and to other employees as they joined the Company during the year. On October 21, 2002, the Compensation Committee also awarded restricted stock to six officers and two employees. For the executive officers (other than the CEO) the Compensation Committee considered: (a) the CEO’s input; (b) subjective criteria with respect to individual performance, including individual efforts and accomplishments, experience, and team building skills; and (c) the relative number of stock option and restricted stock grants to other executive officers within the Company.

Compensation of Steven D. Cosler, President and Chief Executive Officer

Mr. Cosler’s cash compensation is based on the same factors as the other executive officers. The Compensation Committee’s decision to increase Mr. Cosler’s cash compensation (base compensation plus annual bonus) in 2002 was based on the subjective criteria previously set forth in this report in the discussion with respect to cash compensation.

Mr. Cosler also participates in the Company’s equity based compensation program. By employing the subjective criteria previously set forth in the discussion with respect to cash and equity based compensation, the Compensation Committee granted to Mr. Cosler the stock options shown in the Option Grants In Last Fiscal Year table set forth under “Compensation of Executive Officers and Directors—Stock Options.” The Compensation Committee also granted to Mr. Cosler 15,500 shares of restricted stock in 2002.

It is the Compensation Committee’s view that Mr. Cosler’s total compensation package for 2002 was based on an appropriate balance of: (a) individual performance; (b) Company performance; and (c) other CEO compensation packages within the specialty distribution and health care services industry. The Compensation Committee points out that the companies used for evaluation of competitive compensation may not, in all cases, be the same as those companies comprising the industry peer group described under “Compensation of Executive Officers and Directors—Performance Graph.”

Deductibility of Compensation Over $1 Million

U.S. federal income tax law disallows a deduction for certain compensation paid in excess of $1 million to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. However, performance-based compensation is fully deductible if the programs are approved by shareholders and meet certain other requirements. The Company has taken steps to maximize the deductibility of stock options granted under the 1997 Stock Option Plan and, if approved, payments under the 2003 Cash Bonus Performance Plan for Executives. In order to maintain the deductibility of such payments under both plans, the plans (or certain amendments thereto) must be approved by the shareholders at the annual meeting.

The Compensation Committee desires to optimize both the effectiveness and tax deductibility of compensation for executive officers. However, the Compensation Committee recognizes that under certain circumstances the payment of non-deductible compensation may be necessary to best achieve the Company’s goals.

Compensation Committee

Michael D. McCormick

Richard Roberson

Performance Graph

The performance graph set forth below compares the cumulative total shareholder return on the Company’s Class B Common Stock with the Nasdaq Stock Market Index and with peer industries within SIC Code 5122 (Drugs, Drug Proprietaries and Druggists’ Sundries) for the period from December 31, 1997 through December 28, 2002.

Comparison of Cumulative Total Return Among The Company,

Nasdaq Market Index and Index of Companies in SIC 5122

	December 31, 1997	December 31, 1998	December 31, 1999	December 30, 2000	December 29, 2001	December 28, 2002
Nasdaq Stock Market	100.00	141.04	248.76	156.35	124.64	86.94
SIC 5122 Companies	100.00	137.69	70.37	138.27	140.43	123.60
Priority Healthcare Corporation	100.00	342.77	286.84	809.11	708.73	460.33

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the Compensation Committee Report on Executive Compensation, the stock price Performance Graph and the Audit Committee Report shall not be incorporated by reference in any such filings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members during 2002 were Messrs. McCormick and Roberson. Neither Mr. McCormick nor Mr. Roberson was involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

APPOINTMENT OF AUDITORS

The Audit Committee’s appointment of PricewaterhouseCoopers LLP as auditors for the Company during 2003 will be submitted to the meeting in order to permit the shareholders to ratify such appointment. In the event the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company, a selection of other auditors will be made by the Audit Committee. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he or she desires and will respond to appropriate questions. Notwithstanding ratification by the shareholders, the Audit Committee reserves the right to replace the auditors at any time.

The Board of Directors recommends a vote FOR

the ratification of the appointment of

PricewaterhouseCoopers LLP.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of three “independent directors” as that term is defined by the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors which is attached to the proxy statement as Appendix A.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is responsible for the Company’s financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2002 for filing with the Securities and Exchange Commission.

Audit Committee

Michael D. McCormick

Richard W. Roberson

Thomas J. Salentine

AUDITORS’ FEES

Audit Fees

The aggregate fees billed by the Company’s independent accountants for professional services rendered in connection with the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2002, as well as for the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during the year ended December 28, 2002, totaled $142,000.

Financial Information Systems Design and Implementation Fees

The Company’s independent accountants did not render any services related to financial information systems design and implementation for the year ended December 28, 2002.

All Other Fees

The Company was billed a total of $29,956 in 2002 for all other services, including $13,456 for tax return review, $12,000 in additional fees for the audit for fiscal 2001, and $4,500 in additional fees for the FAS 123 calculation for fiscal 2001.

The Audit Committee believes that PricewaterhouseCoopers LLP’s provision of non-audit services is compatible with maintaining such firm’s independence.

APPROVAL OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

On February 19, 2003, the Company’s Board of Directors adopted the Employee Stock Purchase Plan (the “Purchase Plan”), and directed that the Purchase Plan be submitted to the shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the Purchase Plan and is qualified in its entirety by reference to the complete text of the Purchase Plan as set forth as Appendix B to this Proxy Statement. Shareholders are urged to read the actual text of the Purchase Plan as set forth in Appendix B.

Purpose

The purpose of the Purchase Plan is to provide incentives, through the ownership of Company stock, for employees to enhance Company performance through their services. The Purchase Plan is intended to comply with Section 423 of the Code and Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Administration

The Purchase Plan is administered by the Purchase Plan Committee (the “Plan Committee”) consisting of not less than three members appointed by the Board of Directors. The Purchase Plan Committee has the authority to take any and all actions necessary to implement and interpret the Purchase Plan, and to prescribe, amend and rescind rules relating thereto.

Shares

Under the Purchase Plan, 500,000 shares of the Company’s Class B Common Stock are reserved for issuance and purchase. The source for the Company’s Class B Common Stock purchased under the Purchase Plan may be authorized but unissued shares, treasury shares or shares purchased on the open market or in private transactions.

Eligibility and Participation

Employees of the Company or any designated subsidiary who have been employed for at least 90 days prior to the Entry Date (as defined below) are eligible to participate in the Purchase Plan, on a voluntary basis, if they meet certain conditions. To be eligible, an employee’s customary employment must be greater than both 20 hours per week and five months in any calendar year. Approximately 700 employees will be eligible to participate in the Purchase Plan.

Eligible employees become participants in the Purchase Plan by filing with the Plan Committee an enrollment form authorizing payroll deductions and electing a payroll deduction amount. If the enrollment form is filed within the time period prescribed by the Purchase Plan, the employee will become a participant in the Purchase Plan on the first day of the next calendar quarter (each such date, an “Entry Date”).

Because participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan.

Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the duration of each calendar quarter. The deducted amounts are credited to an account in the employee’s name. The deductions may not exceed 10% of a participant’s compensation, and the maximum deduction that may be made during each payroll period is $1,000. Payroll deductions commence on the first payday following an Entry Date and will continue at the same rate until terminated or changed as provided in the Purchase Plan.

Purchase of Stock; Purchase Price

Unless the participant discontinues payroll deductions, on the last business day of each calendar quarter, each participant will be deemed, without further action, to have purchased shares of the Company’s Class B Common Stock with the entire balance in his payroll deduction account. The price at which shares are purchased is equal to 85% of the lower of the fair market value of the Company’s Class B Common Stock on (i) the first business day of the calendar quarter or (ii) the last business day of the calendar quarter. For purposes of the Purchase Plan, fair market value is the closing price of the Company’s Class B Common Stock as reported on The Nasdaq Stock Market on the relevant date. Once purchased, the Purchase Plan agent credits the shares to the participant’s investment account, where it is held until the employee withdraws the stock or leaves the Company.

Limitation on Purchases

Notwithstanding the foregoing, participant purchases under the Purchase Plan are subject to certain limitations. During any one calendar year, a participant may not purchase, under the Purchase Plan or under any other plan qualified under Section 423 of the Code, shares of the Company’s Class B Common Stock having a fair market value (determined by reference to the fair market value on each date of purchase) in excess of $25,000. A participant’s payroll deduction account may not be used to purchase the Company’s Class B Common Stock to the extent that, after a purchase under the Purchase Plan, the participant would, in the aggregate, own, or hold outstanding options to purchase, stock possessing 5% or more of the total combined voting power of the Company. Furthermore, if the number of shares which would otherwise be purchased exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal

A participant may discontinue payroll deductions at any time during the first two and one-half months of a calendar quarter and receive a refund of the balance in his payroll deduction account accumulated during that calendar quarter. Upon advance written notice, a participant may also elect to withdraw the assets held in his investment account. In either event, the employee may not resume participation in the Purchase Plan until the second Entry Date following his election to discontinue or following the withdrawal.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant’s payroll deduction account and the shares in the participant’s investment account will be returned to the participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee.

Capital Changes

In the event of any changes in the capitalization of the Company, such as a stock split, stock dividend, recapitalization or merger in which the Company is the surviving company, appropriate adjustments will be made by the Plan Committee in the number and kind of shares subject to purchase, in the maximum number of shares which may be purchased under the Purchase Plan and in the purchase price of the shares or other relevant provisions.

Merger, Asset or Stock Sale

If the Company is a party to a consolidation or merger in which it is not the surviving company, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity or a sale or transfer of substantially all of the Company’s assets, the Plan Committee may take such actions with respect to the Purchase Plan as it deems appropriate.

Nontransferability

Rights under the Purchase Plan may not be transferred by a participant, except by will or by the laws of descent and distribution.

Amendment and Termination of the Purchase Plan

The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan. However, no amendment may be made to the Purchase Plan without approval by the shareholders of the Company if such amendment would increase the number of shares of the Company’s Class B Common Stock that may be issued under the Purchase Plan (other than an increase merely reflecting a change in the capitalization of the Company) or would change the designation of any corporation (other than a subsidiary of the Company) whose employees become eligible to participate in the Purchase Plan.

Use of Funds

All payroll deduction amounts held by the Company under the Purchase Plan are general assets of the Company, free of any trust or other restriction. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

Federal Income Tax Consequences

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. No income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date of acquisition (the “Statutory Holding Period”) or after the participant’s death, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the Statutory Holding Period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding periods. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the Statutory Holding Period described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the employee’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

The Board of Directors recommends a vote FOR the approval

of the Employee Stock Purchase Plan.

APPROVAL OF THE COMPANY’S 2003 CASH BONUS

PERFORMANCE PLAN FOR EXECUTIVES

On February 19, 2003, the Board of Directors of the Company adopted the 2003 Cash Bonus Performance Plan for Executives (the “Bonus Plan”), and directed that the Bonus Plan be submitted to shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the Bonus Plan and is qualified in its entirety by reference to the complete text of the Bonus Plan as set forth as Appendix C to this Proxy Statement. Shareholders are urged to read the actual text of the Bonus Plan as set forth in Appendix C.

The purpose of the Bonus Plan is to promote the success of the Company by providing to participating executives of the Company bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The Bonus Plan will be administered by the Compensation Committee (the “Committee”), which consists of at least three members of the Board of Directors, each of whom are not eligible to participate in the Bonus Plan and are “outside directors” within the meaning of Section 162(m). The Committee has the authority to construe and interpret the Bonus Plan, except as otherwise provided in the Bonus Plan, and may adopt rules and regulations governing the administration thereof.

The Committee in its sole discretion determines the executive officers of the Company (the “Participants”) eligible for bonus awards and, subject to the terms of the Bonus Plan, the amount of such bonuses. Under the Bonus Plan, the Committee will establish and administer performance targets for performance periods pursuant to which eligible executives may receive designated bonus compensation. Performance targets may be based on one or more of the following business criteria (each as defined in the Bonus Plan): Annual Return to Shareholders, Dispensing Accuracy Rate, Earnings from Operations, Earnings from Operations as a Percentage of Net Sales, Employee Turnover Rate, Expense Plan Performance, Gross Profit, Gross Profit of a Division or Unit, Implementation of Information Systems, Net Earnings, Net Earnings before Nonrecurring Items, Net Sales, Net Sales of a Division or Unit, Net Sales of a Specified Payor, Net Sales of a Specified Product, Obtaining a Contract with a Payor, Prescription Unit Expense, Retaining a Contract with a Payor, Return on Assets, Return on Equity, EPS, EBITDA, or EBITDA before Nonrecurring Items. The specific performance targets with respect to the business criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance targets remains substantially uncertain within the meaning of Section 162(m). In addition to the specified performance criteria, the Committee is also authorized to establish other conditions and terms of payment of bonuses as it deems appropriate.

Concurrently with the selection of performance targets and subject to the provisions of the Bonus Plan, the Committee shall establish an objective formula or standard for calculating the maximum amount of bonus payable to each Participant. Each Participant may receive a bonus if and only if the performance targets established by the Committee are attained. Notwithstanding the fact that the performance targets established by the Committee have been met, the Company may pay a bonus of less than the amount determined by the Committee or may pay no bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

No Participant shall receive a bonus under the Bonus Plan for any fiscal year in excess of $2,000,000 or, if less, 200% of his or her Base Salary (as defined in the Bonus Plan), and no Participant shall receive aggregate bonuses under the Bonus Plan in excess of $10 million. In addition, no Participant shall receive any payment under the Bonus Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Bonus Plan and that the performance targets and any other material terms previously established by the Committee or set forth in the Bonus Plan were in fact satisfied.

Any bonuses granted by the Committee under the Bonus Plan will be paid as soon as practicable, unless the Committee elects to defer such payment in its sole discretion (subject to any prior written commitments), following the Committee’s written certification of its determinations. Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements.

The Bonus Plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee, but no amendment will be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code. In addition, no amendment, suspension or termination of the Bonus Plan shall in any manner affect any bonus previously awarded pursuant to the Bonus Plan without the consent of the Participant.

Because the exact Participants under the Bonus Plan are to be determined from time to time by the Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive bonuses or the amount of such bonuses. However, Messrs. Cosler, Perfetto and Bryant and Ms. Shanahan have been selected as Participants for fiscal year 2003 and it is contemplated that at least those executives will be selected as Participants on an annual basis.

The Company generally will be entitled to a tax deduction for bonus awards under the Bonus Plan only to the extent that the executives recognize ordinary income from the bonus award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The Bonus Plan has been designed to permit the Committee to grant awards which qualify for deductibility under Section 162(m).

The Board of Directors recommends a vote FOR the approval of the

2003 Cash Bonus Performance Plan for Executives.

APPROVAL OF AMENDMENT TO THE COMPANY’S

1997 STOCK OPTION AND INCENTIVE PLAN

On February 19, 2003, the Board of Directors of the Company adopted an amendment to the Company’s 1997 Stock Option and Incentive Plan (the “1997 Stock Option Plan”) and directed that the amendment to the 1997 Stock Option Plan be submitted to the shareholders of the Company for consideration and approval at the 2003 annual meeting. The amendment would increase from 6,400,000 to 7,900,000 the total number of shares of Class B Common Stock available for issuance pursuant to all awards made under the 1997 Stock Option Plan.

As of March 14, 2003, options to purchase 4,097,848 shares of Class B Common Stock and 53,000 unvested shares of restricted Class B Common Stock were outstanding under the 1997 Stock Option Plan, and options to purchase 1,335,555 shares of Class B Common Stock were outstanding under the Broad Based Plan.

The following is a summary of the principal features of the 1997 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the of the 1997 Stock Option Plan, as proposed to be amended, set forth as Appendix D to this Proxy Statement. Shareholders are urged to read the actual text of the 1997 Stock Option Plan, as proposed to be amended, as set forth in Appendix D.

Purpose

The purpose of the 1997 Stock Option Plan is to promote the long-term interests of the Company and its shareholders by providing a means of attracting and retaining officers and key employees of the Company. The Company believes that employees who own shares of the Company’s Class B Common Stock will have a closer identification with the Company and greater motivation to work for the Company’s success by reason of their ability as shareholders to participate in the Company’s growth and earnings.

Eligible Persons

Recipients of incentive awards under the 1997 Stock Option Plan must be, or have been at the time of grant, officers, consultants or key employees (as determined by the Compensation Committee). The Company presently has approximately 68 officers and employees who fall within the category of key employees and may be considered for incentive awards under the 1997 Stock Option Plan. No awards may be granted to directors who are not also employees of the Company or one of its subsidiaries.

Shares Subject to the 1997 Stock Option Plan

If the amendment to the 1997 Stock Option Plan is approved by the shareholders, the number of shares of the Company’s Class B Common Stock subject to the 1997 Stock Option Plan would be increased from 6,400,000 to 7,900,000. The number of shares of Class B Common Stock subject to the 1997 Stock Option Plan is subject to adjustment in certain events. No individual participant may receive awards for more than 300,000 shares in any calendar year.

The number of shares covered by an award under the 1997 Stock Option Plan reduces the number of shares available for future awards under the 1997 Stock Option Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further incentive awards under the 1997 Stock Option Plan. Similarly, if any stock option granted under the 1997 Stock Option Plan terminates or is surrendered or canceled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 1997 Stock Option Plan.

The closing sale price of the Company’s Class B Common Stock on March 14, 2003, as quoted on the Nasdaq Stock Market and reported in The Wall Street Journal, was $23.28 per share.

Administration of the Plan

The 1997 Stock Option Plan is administered by the Compensation Committee which is presently composed of three directors who are not eligible to participate in the 1997 Stock Option Plan. Subject to the terms of the 1997 Stock Option Plan, the Compensation Committee has sole authority to determine and designate those officers and key employees who are to be granted incentive awards under the 1997 Stock Option Plan and the nature and terms of the incentive awards to be granted, including the number of shares to be subject to such awards.

Grant of Stock Options

With respect to the grant of stock options under the 1997 Stock Option Plan that are intended to qualify as “incentive stock options” under Section 422 of the Code, the option price must be at least 100% (or 110% in the case of any holder of 10% or more of the voting power of the Company) of the fair market value of the Company’s Class B Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to “incentive stock options” that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Compensation Committee establishes the exercise price of nonqualified stock options at the time the options are granted.

The number and class of shares subject to an option will be adjusted by the Compensation Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company’s capital.

During the time that the 1997 Stock Option Plan has been in effect, the Named Executive Officers have received options to purchase the indicated numbers of shares of Class B Common Stock (excluding any options which have been canceled or forfeited) under the 1997 Stock Option Plan as follows: Mr. Cosler, President and Chief Executive Officer—796,546; Mr. Myers, Vice Chairman of the Board—1,430,290; Mr. Perfetto, Executive Vice President and Chief Operating Officer—641,298; Mr. Bryant, Executive Vice President–Distribution Services—631,804; and Ms. Shanahan, Executive Vice President—Administration, Secretary and General Counsel—80,000. All current executive officers as a group have been granted options under the 1997 Stock Option Plan to purchase 3,893,984 shares of Class B Common Stock. Additionally, options totaling 3,358,404 shares have been received by all employees of the Company as a group, other than executive officers, pursuant to the 1997 Stock Option Plan. The preceding numbers represent all option grants pursuant to the 1997 Stock Option Plan up to March 14, 2003 and do not include any options which have been canceled or forfeited. None of the current directors who are not executive officers have been granted any options to purchase shares of Class B Common Stock under the 1997 Stock Option Plan.

Exercise of Stock Options

No incentive stock option granted under the 1997 Stock Option Plan may be exercised more than ten years, or five years in the case of any holder of 10% or more of the voting power of the Company, (or such shorter period as the Compensation Committee may determine) from the date it is granted. Nonqualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant.

Unless otherwise determined by the Compensation Committee, if a grantee’s employment with the Company or a subsidiary is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee’s options expire at the date of termination, and the grantee must (unless waived by the Compensation Committee) repay to the Company the amount of any gain realized by the grantee upon any exercise within the 90-day period prior to the date of termination of any options granted to the grantee on or after September 15, 1998.

Stock options granted under the 1997 Stock Option Plan become exercisable in one or more installments in the manner and at the time or times specified by the Compensation Committee at the time of grant.

Restricted Stock

Incentive awards may be made in the form of restricted stock, in which case the participant would be granted shares of the Company’s Class B Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Compensation Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 1997 Stock Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Company. It is also expected that a specified percentage of the restricted stock will become free of the forfeiture provisions and transfer restrictions on each anniversary of the date of grant of the restricted stock award.

During the time that the 1997 Stock Option Plan has been in effect, the Named Executive Officers have received the indicated numbers of shares of restricted stock under the 1997 Stock Option Plan as follows: Mr. Cosler, President and Chief Executive Officer—15,500; Mr. Perfetto, Executive Vice President and Chief Operating Officer—7,250; Mr. Bryant—Executive Vice President—Distribution Services—7,250; and Ms. Shanahan, Executive Vice President—Administration, Secretary and General Counsel—7,250. All current executive officers as a group have been granted under the 1997 Stock Option Plan 44,250 shares of restricted stock. Additionally, a total of 8,750 shares of restricted stock have been received by all employees of the Company as a group, other than executive officers, pursuant to the 1997 Stock Option Plan. The preceding numbers represent all awards of restricted stock pursuant to the 1997 Stock Option Plan up to March 14, 2003. None of the current directors who are not executive officers have been granted any shares of restricted stock under the 1997 Stock Option Plan.

Payment for Shares; Loans by the Company

The Compensation Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Class B Common Stock valued at its then fair market value, or by such other means (including a combination of stock so valued and cash) as it deems appropriate.

The 1997 Stock Option Plan empowers the Company to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts:

(1)	With respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or

(2)	With respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock.

Loans made under the terms of the 1997 Stock Option Plan bear interest at such rates as may be established by the Compensation Committee. No loan may have an initial term exceeding three years, but the loan may be renewed at the discretion of the Compensation Committee. With the consent of the Compensation Committee, loans may be repaid in shares of Class B Common Stock at their then fair market value. Loans may, but are not required to, be secured by shares of Class B Common Stock. To date, the Company has not made any loans under the 1997 Stock Option Plan.

Miscellaneous Provisions

The Compensation Committee may accelerate the period of exercise or vesting of any incentive award, either absolutely or contingently, for such reasons as the Compensation Committee may deem appropriate.

In general, if the employment of a recipient of restricted stock is involuntarily terminated within 12 months following a change in control of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse. In addition, in the event of a tender offer or exchange offer for the Class B Common Stock or upon the occurrence of certain other events, all options granted under the 1997 Stock Option Plan shall become exercisable in full, unless otherwise provided by the Compensation Committee.

Amendment of the Plan

The Board, or the Compensation Committee with the approval of the Board, may at any time terminate or amend the 1997 Stock Option Plan. No amendments to the 1997 Stock Option Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or the requirements of the Nasdaq National Market System.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the 1997 Stock Option Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Limitation on Amount of Deduction.    The Company generally will be entitled to a tax deduction for awards under the 1997 Stock Option Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The 1997 Stock Option Plan has been designed to permit the Compensation Committee to grant stock options which qualify for deductibility under Section 162(m).

Taxation of Ordinary Income and Capital Gains.    Subject to certain exceptions, the maximum federal tax rate on “net capital gains” from the sale or exchange of capital assets is 20%. “Net capital gain” is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be “long-term” if the capital asset was held for more than one year and “short-term” if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 38.6%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

Nonqualified Stock Options.    An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable reporting requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as ordinary income in the year the income is taxable to the employee. Any appreciation in value after the time of exercise will be taxable to the employee as capital gain and will not result in a deduction by the Company.

The employee may also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee’s basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee’s basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee’s basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

Incentive Stock Options.    An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the employee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed. If the Company complies with applicable reporting requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the employee. Such deduction would be available in the year in which the income is taxable to the employee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the employee’s holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Company) with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions related thereto would constitute ordinary income to the employee and the Company would be entitled to a deduction at the same time and in the same amount.

Pursuant to the provisions of Section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award. If the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the participant as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

The Board of Directors recommends a vote FOR the proposed amendment to the 1997 Stock Option and Incentive Plan.

PRINCIPAL OWNERS OF COMMON STOCK

The following table sets forth as of January 31, 2003, the number of shares of each class of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of each class of Common Stock of the Company, by each of the Named Executive Officers, and by all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned. The number of shares of Class B Common Stock shown in the table below as beneficially owned by each individual or entity includes any shares of Class A Common Stock beneficially owned by such person or entity, as indicated, because any holder of shares of Class A Common Stock may request to convert any or all of such shares into shares of Class B Common Stock at any time on a one-for-one basis.

	Class B Common Stock		Class A Common Stock
Name and Address of Individual or Identity of Group	Number of Shares Beneficially Owned (1)	Percent of Class (if more than 1%)	Number of Shares Beneficially Owned (1)	Percent of Class (if more than 1%)
Steven D. Cosler	331,864(2)(3)	—	0	—

Robert L. Myers	825,430(2)(4)	2.2%	0	—

Donald J. Perfetto	258,755(2)(5)	—	0	—

Guy F. Bryant	381,177(2)(6)	—	20,726	—

Rebecca M. Shanahan	32,087(2)(7)	—	0	—

William E. Bindley 8909 Purdue Road Indianapolis, IN 46268	5,689,024(8)	13.5%	5,590,592(9)	81.9%

FMR Corp. 82 Devonshire Street Boston, MA 02109 (10)*	2,548,700	6.9%	0	—

All current directors and executive officers as a group (12 persons)	8,329,846(2)(11)	18.7%	6,143,768	90.0%

*Information is based solely on reports filed by such shareholder under Section 13(d) of the Securities Exchange Act of 1934.

(1)	For information regarding the beneficial ownership of shares of Class B Common Stock and shares of Class A Common Stock held by non-employee directors, see “Election of Directors—Nominees.”
(2)	Does not include shares subject to stock options which are not exercisable within 60 days.
(3)	Includes presently exercisable stock options to purchase 275,370 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 5,146 shares of Class B Common Stock held jointly with Mr. Cosler’s spouse.
(4)	Includes presently exercisable stock options to purchase 709,620 shares of Class B Common Stock granted under the Company’s 1997 Stock Option and Incentive Plan.
(5)	Includes presently exercisable stock options to purchase 218,487 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 33,423 shares of Class B Common Stock held by a trust of which Mr. Perfetto is trustee and has investment control.
(6)	Includes 20,726 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 339,575 shares of Class B Common Stock granted under the 1997 Stock Option Plan.

(7)	Includes presently exercisable stock options to purchase 24,351 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 1,040 shares held by Ms. Shanahan’s spouse for the benefit of her minor child.
(8)	Includes 5,590,592 shares of Class A Common Stock (see footnote 9 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Excludes 10,508 shares of Class A Common Stock and 6,000 shares of Class B Common Stock held by Mr. Bindley’s spouse; Mr. Bindley disclaims beneficial ownership of such shares.
(9)	Includes 83,774 shares of Class A Common Stock held by two family foundations and 68,702 shares of Class A Common Stock held by a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,508 shares of Class A Common Stock held by Mr. Bindley’s spouse; Mr. Bindley disclaims beneficial ownership of such shares.
(10)	The shareholder is a parent holding company and shares voting and/or dispositive power in varying amounts over the shares reported as beneficially owned with the following subsidiaries, individuals and other entities: Fidelity Management & Research Company (investment adviser), Edward C. Johnson III (Chairman of the Board and significant shareholder of FMR Corp.), Fidelity Management Trust Company (bank), Geode Capital Management, LLC (investment adviser), and Abigail P. Johnson (director and significant shareholder of FMR Corp.).
(11)	Includes 6,143,768 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 1,679,618 shares of Class B Common Stock granted by the Company.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2004 Annual Meeting of Common Shareholders is December 16, 2003.

In order to be considered at the 2004 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company’s By-Laws. The Company’s By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders’ meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company’s Board of Directors, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company’s By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

PRIORITY HEALTHCARE CORPORATION

Purpose

The Audit Committee of the Board of Directors of Priority Healthcare Corporation (the “Company”) is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) executive oversight of the performance of the Company’s internal audit function and independent auditors, and (4) the Company’s compliance with legal and regulatory requirements.

The Audit Committee is also responsible for reviewing the annual report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Committee Membership

The Audit Committee shall consist of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and SEC rules and regulations.

The members and the Chair of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall preapprove all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor (subject to the de minimus exception for non-audit services described in Section 10A of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Audit Committee shall be directly responsible for the appointment, compensation and executive oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting, as required by Section 10A of the Exchange Act. The independent auditor shall report directly to the Audit Committee. The Audit Committee may establish pre-approval policies and procedures pursuant to which audit and permitted non-audit services are approved, as long as the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, personnel responsible for the internal audit function and the independent auditor in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall review and approve all related-party transactions.

The Audit Committee shall make regular reports to the Board which shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee shall also perform the following functions:

Financial Statement and Disclosure Matters

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

Discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, as well as significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, any internal auditors or management.

The management letter provided by the independent auditor and the Company’s response to that letter.

Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, including any accounting adjustments that were noted or proposed by the auditor but were “passed” (as being immaterial or otherwise).

Oversight of the Company’s Relationship with the Independent Auditor

Review the experience and qualifications of the senior members of the independent auditor team.

Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the personnel responsible for the internal audit function. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

Assure the regular rotation of those audit partners of the independent auditor as required by Section 10A of the Exchange Act.

Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

Set policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

Discuss with the national office of the independent auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Obtain and review the report required under Section 10A of the Exchange Act from the independent auditor.

Oversight of the Company’s Internal Audit Function

Discuss with the independent auditor the responsibilities, budget and staffing of the internal audit function and any recommended changes in the planned scope of the internal audit.

Review with the Board the performance of the Company’s internal audit function.

Compliance Oversight Responsibilities

Obtain from the independent auditor assurance that the provisions of Section l0A of the Exchange Act respecting the detection and reporting of illegal acts have not been implicated.

Obtain reports from management and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s Ethics and Corporate Compliance Program. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Ethics and Corporate Compliance Program.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix B

PRIORITY HEALTHCARE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Section 1.    Designation and Purpose of Plan.    The name of this Plan is the Priority Healthcare Corporation Employee Stock Purchase Plan. The purpose of the Plan is to provide incentives, through the ownership of Company Stock, for employees to enhance Company performance through their services. The Plan is intended to comply, and should be interpreted where possible to comply, with the terms of Code Section 423 and Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Section 2.    Definitions.    As used in the Plan, the following terms, when capitalized, have the following meanings:

(a)    “Agent” means the entity selected by the Company from time to time to act as Agent under the Plan.

(b)    “Beneficiary” means, with respect to a Participant, the individual or estate designated, pursuant to Section 11, to receive the Participant’s Payroll Deduction Account balance and Investment Account assets in the event of the Participant’s death.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations.

(e)    “Committee” means the Employee Stock Purchase Plan Committee established pursuant to Section 12 to administer the Plan.

(f)    “Company” means Priority Healthcare Corporation and any successor by merger, consolidation or otherwise.

(g)    “Company Stock” means the Company’s Class B Common Stock, $0.01 par value. In the event of a change in the capital structure of the Company (as provided in Section 14), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan.

(h)    “Compensation” means, with respect to an Eligible Employee for a payroll period, the Eligible Employee’s wages, salary, commissions, bonuses, and other remuneration for services, including salary reduction contributions pursuant to elections under a plan subject to Code sections 125 or 401(k).

(i)    “Designated Subsidiary” means each existing Subsidiary of the Company as of the Effective Date and any other Subsidiary of the Company that is designated from time to time by the Committee to permit the employees of that Subsidiary to participate in the Plan.

(j)    “Effective Date” means the effective date established by the Board within 12 months following the date the Plan is approved by the Company’s shareholders.

(k)    “Eligible Employee” means any employee of the Company or any Designated Subsidiary that meets the eligibility requirements of Section 4.

(l)    “Enrollment Form” means the form filed by a Participant with the Committee authorizing payroll deductions pursuant to Section 5.

(m)    “Entry Date” means the first day of each calendar quarter that coincides with or follows the Effective Date.

(n)    “Fair Market Value” means, with respect to any Investment Date, the lower closing price, as reported on The Nasdaq Stock Market, on the first or last business day of the calendar quarter.

(o)    “Investment Account” means the account established for each Participant to hold Company Stock purchased under the Plan pursuant to Section 6.

(p)    “Investment Date” means the last business day of each calendar quarter that begins on or after the Effective Date, on which shares of Company Stock are or could be traded on The Nasdaq Stock Market.

(q)    “Participant” means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 5 and who has not ceased to participate in the Plan pursuant to Section 10.

(r)    “Payroll Deduction Account” means the account established for a Participant to hold payroll deductions pursuant to Section 5.

(s)    “Plan” means this instrument and the employee stock purchase plan established by this instrument.

(t)    “Purchase Price” means the price for each whole and fractional share of Company Stock, including those purchased by dividend reinvestment, which shall be 85% of the Fair Market Value of such whole or fractional share as of the Investment Date.

(u)    “Subsidiary” means any corporation which is a “subsidiary corporation” of the Company as such term is defined in Section 424 of the Code.

Section 3.    Shares Reserved for the Plan.    The Company shall reserve for issuance and purchase by employees under the Plan an aggregate of 500,000 shares of Company Stock, subject to adjustment as provided in Section 14. Shares subject to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or in private transactions. Shares needed to satisfy the Plan may be acquired from the Company or by purchases at the Company’s expense on the open market or in private transactions.

Section 4.    Eligible Employees.    All employees of the Company or any Designated Subsidiary are eligible to participate in the Plan, except the following:

(a)    any employee who had not been employed for more than 90 days prior to the Entry Date;

(b)    any employee whose customary employment is 20 hours or less per week; and

(c)    any employee whose customary employment is for not more than five months in a calendar year.

Section 5.    Election to Participate.    Each Eligible Employee may become a Participant on the Entry Date that coincides with or follows the date he first becomes an Eligible Employee, by complying with this Section.

(a)    The Eligible Employee shall file with the Committee an Enrollment Form authorizing specified regular payroll deductions from his Compensation.

(b)    Regular payroll deductions shall be subject to a minimum deduction of 1% and a maximum deduction of 10% of Compensation for the payroll period and to a maximum deduction per payroll period of $1,000.

(c)    The Company shall hold all payroll deduction amounts as part of its general assets, but shall credit each Participant’s payroll deduction amounts, without interest, to a Payroll Deduction Account in his name.

(d)    To begin participation as of an Entry Date, an Eligible Employee must file his Enrollment Form with the Committee not less than 14 days before that Entry Date, unless a shorter period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the second Entry Date following the filing of the Enrollment Form.

(e)    A Participant may increase or decrease his payroll deduction, effective as of the next Entry Date, by filing a new Enrollment Form.

(f)    At any time during the first two and one-half (2½) months of a calendar quarter, a Participant may elect to terminate his payroll deductions and receive a refund of the balance in his Payroll Deduction Account accumulated during that calendar quarter. In that event, he shall not again become a Participant until the second Entry Date following his election to terminate.

Section 6.    Participant Purchases and Investment Accounts.    On each Investment Date, each Participant shall be deemed, without further action, to have purchased shares of Company Stock with the entire balance in his Payroll Deduction Account, and the Agent shall credit the purchased shares to the Participant’s Investment Account.

(a)    The Participant shall be credited with the number of whole and fractional shares (rounded to three decimal places) that his Payroll Deduction Account balance can purchase at the Purchase Price on that Investment Date.

(b)    All dividends paid with respect to the whole and fractional shares of the Company Stock and shares so purchased shall be reinvested in Company Stock and added to the shares held for a Participant in his Investment Account.

(c)    Expenses incurred in the purchase of shares and the expenses of the Agent shall be paid by the Company.

Section 7.    Limitation on Purchases.    Participant purchases are subject to the following limitations:

(a)    During any one calendar year, a Participant may not purchase, under the Plan or under any other plan qualified under Code section 423, shares of Company Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000.

(b)    A Participant’s Payroll Deduction Account may not be used to purchase Company Stock on any Investment Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5% or more of the total combined voting power of the Company. For this purpose, stock that the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant’s ability to purchase Company Stock, the Participant’s payroll deductions shall terminate, and he shall receive a refund of the balance in his Payroll Deduction Account.

Section 8.    Stock Purchases by Agent.    As of each Investment Date, the Agent shall acquire, using the accumulated balances of all Participants’ Payroll Deduction Accounts, shares of Company Stock to be credited to those Participants’ Investment Accounts.

(a)    The Agent shall acquire shares issued or held as treasury shares by the Company or, if directed by the Committee, by purchases on the open market or in private transactions.

(b) If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Agent the difference between the Purchase Price and the price at which such shares are purchased for Participants.

Section 9.    Investment Account Withdrawals.    Upon five business days advance written notice to the Agent, a Participant may elect as of any Investment Date to withdraw the assets in his Investment Account.

(a)    The Participant may elect to obtain a certificate for the whole shares of Company Stock credited to his Investment Account. As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Company Stock within two years of the Entry Date immediately preceding the Investment Date on which such shares were purchased.

(b)    The Participant may elect that all shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

(c)    In either event, the Agent will sell any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses, to the Participant.

(d)    If a Participant withdraws the assets in his Investment Account, he shall cease to be a Participant and shall not again become a Participant until the second Entry Date following the withdrawal.

Section 10.    Cessation of Participation.    If a Participant dies, terminates employment, or withdraws assets from his Investment Account, he shall cease to participate in the Plan, the Company shall refund the balance in his Payroll Deduction Account, and the Agent shall distribute the assets in his Investment Account.

(a)    In the event of the Participant’s death, his Payroll Deduction Account balance and his Investment Account assets shall be distributed to his Beneficiary.

(b)    If the Participant terminates employment, his Payroll Deduction Account balance and his Investment Account assets shall be distributed to him.

(c)    Upon distribution, the Participant or, in the event of his death, his Beneficiary may elect to obtain a certificate for the whole shares of Company Stock credited to the Participant’s Investment Account or may elect that any whole shares in his Investment Account be sold. In that event, the Agent will sell such whole shares and any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses, to the Participant or his Beneficiary, as the case may be.

Section 11.    Beneficial Interests in Plan.    Each Payroll Deduction Account and each Investment Account shall be in the name of the Participant. A Participant may designate a Beneficiary to receive his interests in both accounts in the event of his death by complying with procedures prescribed by the Committee. If a Participant dies without having designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant’s estate shall be his Beneficiary.

Section 12.    Administration of the Plan.    The Plan shall be administered by the Employee Stock Purchase Plan Committee.

(a)    The Committee shall consist of not less than three members appointed by the Board. The Board from time to time may fill vacancies in the Committee.

(b)    Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Agent as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons.

(c)    A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee.

(d)    The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

Section 13.    Rights Not Transferable.    Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

Section 14.    Change in Capital Structure.    Notwithstanding anything in the Plan to the contrary, the Committee may take the following actions without the consent of any Participant or Beneficiary, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

(a)    In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

(b)    If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Section 15.    Amendment of the Plan.    The Board may at any time, or from time to time, amend the Plan in any respect. The shareholders of the Company, however, must approve any amendment that would increase the number of shares of Company Stock that may be issued under the Plan (other than an increase merely reflecting a change in capitalization of the Company) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Eligible Employees under the Plan.

Section 16.    Termination of the Plan.    The Plan and all rights of employees and beneficiaries under the Plan shall terminate:

(a)    on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b)    at any prior date at the discretion of the Board.

In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, each Participant shall receive the balance in his Payroll Deduction Account and all shares in his Investment Account.

Section 17.    Indemnification of Committee.    Members of the Committee shall be entitled to indemnification and reimbursement to the same extent applicable to directors of the Company pursuant to its Articles of Incorporation and By-Laws.

Section 18.    Government Regulations.    The Plan, the grant and exercise of the rights to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

Section 19.    Legends.    In its sole and complete discretion, the Committee may elect to legend certificates representing Company Stock sold under the Plan to make appropriate references to the restrictions imposed on such Company Stock.

PRIORITY HEALTHCARE CORPORATION has caused this Priority Healthcare Corporation Employee Stock Purchase Plan to be adopted as of February 19, 2003.

Appendix C

PRIORITY HEALTHCARE CORPORATION

2003 CASH BONUS PERFORMANCE PLAN

FOR EXECUTIVES

Section 1.    Purpose of Plan

The purpose of the Plan is to promote the success of the Company by providing to participating executives of the Company bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Section 2.    Definitions and Terms

2.1    Accounting Terms.    Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect in the United States of America, as applied and reflected in the consolidated financial statements of the Company, prepared in the ordinary course of business.

2.2    Specific Terms.    The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

“Annual Return To Shareholders” means the Company’s return to shareholders as represented by share price appreciation plus dividends paid on one share of Class B Common Stock during any Year during a Performance Period.

“Base Salary” in respect of any Performance Period means the aggregate base annualized salary of a Participant from the Company and all affiliates of the Company at the time the Participant is selected to participate for that Performance Period, exclusive of any commissions or other actual or imputed income from any Company provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

“Bonus” means a cash payment or payment opportunity as the context requires.

“Business Criteria” means any one or any combination of Annual Return to Shareholders, Dispensing Accuracy Rate, Earnings from Operations, Earnings from Operations as a Percentage of Net Sales, Employee Turnover Rate, Expense Plan Performance, Gross Profit, Gross Profit of a Division or Unit, Implementation of Information Systems, Net Earnings, Net Earnings before Nonrecurring Items, Net Sales, Net Sales of a Division or Unit, Net Sales of a Specified Payor, Net Sales of a Specified Product, Obtaining a Contract with a Payor, Prescription Unit Expense, Retaining a Contract with a Payor, Return on Assets, Return on Equity, EPS, EBITDA or EBITDA before Nonrecurring Items.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board of Directors or any successor committee which will administer the Plan in accordance with Section 3 of the Plan and Section 162(m) of the Code.

“Company” means Priority Healthcare Corporation and its consolidated subsidiaries, and any successor, whether by merger, ownership of all or substantially all of its assets or otherwise.

“Dispensing Accuracy Rate” for any Year means the percentage obtained by dividing the number of prescriptions filled accurately by the pharmacy division of the Company and shipped and received by the patient or physician, by the number of total prescriptions referred to and eligible to be filled by the pharmacy division of the Company in that Year, with each such number being that as reflected in the Company’s financial records used in preparing the Company’s audited consolidated financial statements for that Year.

“Earnings from Operations” for any Year means the consolidated earnings from operations of the Company, as reported in the Company’s audited consolidated financial statements for the Year.

“Earnings from Operations as a Percentage of Net Sales” for any Year means the Earnings from Operations expressed as a percentage of Net Sales, each as reported in the Company’s audited consolidated financial statements for the Year.

“EBITDA” for any Year means the consolidated net earnings before interest, income taxes, depreciation and amortization of the Company as reflected in the Company’s audited consolidated financial statements for the Year.

“EBITDA before Nonrecurring Items” for any Year means EBITDA of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company’s audited consolidated financial statements for the Year.

“Employee Turnover Rate” for any Year means the percentage obtained by dividing the number of employees whose employment with the Company is terminated for whatever reason other than death, disability or normal or early retirement during the Year, by the total number of employees of the Company as of the first day of the Year.

“EPS” for any Year means diluted earnings per share of the Company, as reported in the Company’s audited consolidated financial statements for the Year.

“Executive” means a key employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) an “executive officer” as defined in Rule 3b-7 under the Securities Exchange Act of 1934.

“Expense Plan Performance” for any Year means the comparison of the actual amount of expenses, as reflected in the Company’s financial records used in preparing the Company’s audited consolidated financial statements for that Year, to the budgeted amount of expenses, as reflected in the annual expense plan for that Year.

“Gross Profit” for any Year means the consolidated gross profit of the Company, as reported in the Company’s audited consolidated financial statements for the Year.

“Gross Profit of a Division or Unit” for any Year means the gross profit of a specified division or unit of the Company as reflected in the Company’s financial records used in preparing the Company’s audited consolidated financial statements for the Year.

“Implementation of Information Systems” in any Year means the completion of the implementation of specified information systems during that Year within the time period(s), and in compliance with any other standards, specified by the Committee.

“Net Earnings” for any Year means the consolidated net earnings of the Company, as reported in the Company’s audited consolidated financial statements for the Year.

“Net Earnings before Nonrecurring Items” for any Year means the Net Earnings of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company’s audited consolidated financial statements for the Year.

“Net Sales” for any Year means the Company’s total net sales as reported in the Company’s audited consolidated financial statements for the Year.

“Net Sales of a Division or Unit” for any Year means the net sales of a specified division or unit of the Company as reflected in the Company’s financial records used in preparing the Company’s audited consolidated financial statements for the Year.

“Net Sales of a Specified Payor” for any Year means the net sales of the Company attributable to a specified payor of the Company as reflected in the Company’s financial records used in preparing the Company’s audited consolidated financial statements for the Year.

“Net Sales of a Specified Product” for any Year means the net sales of the Company attributable to a specified product as reflected in the Company’s financial records used in preparing the Company’s audited consolidated financial statements for the Year.

“Obtaining a Contract with a Payor” in any Year means the finalization and execution of a contract between the Company and a payor, which payor was not party to a contract with the Company in the previous Year.

“Participant” means an Executive selected to participate in the Plan by the Committee.

“Performance Period” means the Year or Years with respect to which the Performance Targets are set by the Committee.

“Performance Target(s)” means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set in writing by the Committee for each Executive for the Performance Period in respect of any one or more of the Business Criteria.

“Plan” means this Priority Healthcare Corporation 2003 Cash Bonus Performance Plan for Executives, as amended from time to time.

“Prescription Unit Expense” in any Year means the total expenses (other than the cost of products sold) of filling prescriptions by the pharmacy division of the Company, divided by the total number of prescriptions filled and shipped, each as reflected in the Company’s financial records used in preparing the Company’s audited consolidated financial statements for that Year.

“Retaining a Contract with a Payor” in any Year means the finalization and execution of an extension, renewal or new contract between the Company and a payor to the Company.

“Return on Assets” for any Year means Net Earnings divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year, as reflected in the Company’s audited consolidated financial statements for the Year.

“Return on Equity” for any Year means the Net Earnings divided by the average of the shareholders equity of the Company at the end of each of the fiscal quarters of the Year, as reflected in the Company audited consolidated financial statements for any Year.

“Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

“Year” means any one or more fiscal years of the Company commencing on or after December 28, 2002 that represent(s) the applicable Performance Period and end(s) no later than December 29, 2007.

Section 3.    Administration of the Plan

3.1    The Committee.    The Plan shall be administered by the Committee, which shall consist of at least three members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are “outside directors” within the meaning of Section 162(m).

3.2    Powers of the Committee.    The Committee shall have the sole authority to establish and administer the Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and, subject to Sections 4 and 5 of the Plan, the amount of such Bonuses and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who are selected as Participants in the Plan.

3.3    Requisite Action.    A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

3.4    Express Authority (and Limitations on Authority) to Change Terms and Conditions of Bonus.    Without limiting the Committee’s authority under other provisions of the Plan, but subject to any express limitations of the Plan and Section 5.8, the Committee shall have the authority to accelerate a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody’s Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs.

Section 4.    Bonus Provisions.

4.1    Provision for Bonus.    Each Participant may receive a Bonus if and only if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

4.2    Selection of Performance Target(s).    The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.7, 5.1 and 5.8.

4.3    Maximum Individual Bonus.    Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for any Year in excess of $2 million or, if less, 200% of his or her Base Salary for the Year. No Executive shall receive aggregate bonuses under this Plan in excess of $10.0 million.

4.4    Selection of Participants.    For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan.

4.5    Effect of Mid-Year Commencement of Service.    To the extent compatible with Sections 4.2 and 5.8, if an Executive commences employment with the Company after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant to that Executive a Bonus for that Performance Period that is proportionately adjusted based on the period of actual service during such Performance Period.

4.6    Accounting Changes.    Subject to Section 5.8, if, after the Performance Target(s) are established for a Performance Period, a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

4.7    Committee Discretion to Determine Bonuses.    The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Bonus shall be calculated (in accordance with Section 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. In addition to the establishment of Performance Targets as provided in Section 4.2, the Committee may at any time establish additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

4.8    Committee Certification.    No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

4.9    Time of Payment.    Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.8. Any such payment shall be in cash or cash equivalent, subject to applicable withholding requirements. Notwithstanding the foregoing, the Committee may, in its sole discretion (but subject to any prior written commitments and to any conditions consistent with Section 5.8 that it deems appropriate), defer the payment or vesting of any Bonus. In the case of the delay of a Bonus otherwise payable at or after the attainment and certification of the applicable Performance Target(s), any additional amount payable shall be based on Moody’s Average Corporate Bond Yield over the deferral period.

Section 5.    General Provisions

5.1    No Right to Bonus or Continued Employment.    Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company unless otherwise provided by the Committee by contract or agreement. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts pursuant to Section 4.2 have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated, unless the Committee otherwise expressly provides by written contract or other written commitment.

5.2    Discretion of Company, Board of Directors and Committee.    Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any personal liability for actions taken or omitted under the Plan by the member or any other person.

5.3    Absence of Liability.    A member of the Board of Directors of the Company or a member of the Committee of the Company or any officer of the Company shall not be personally liable for any act or inaction hereunder, whether of commission or omission.

5.4    No Funding of Plan.    The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

5.5    Non-Transferability of Benefits and Interests.    Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive’s legal representative or beneficiary.

5.6    Law to Govern.    All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the internal laws of the State of Indiana.

5.7    Non-Exclusivity.    Subject to Section 5.8, the Plan does not limit the authority of the Company, the Board of Directors of the Company or the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Target(s) used under the Plan.

5.8    Section 162(m) Conditions; Bifurcation of Plan.    It is the intent of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors of the Company or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 6.    Amendments, Suspension or Termination of Plan

Except as otherwise expressly agreed to in writing by the Committee, the Board of Directors of the Company or the Committee may, from time to time amend, suspend or terminate, in whole or in part, the Plan, and if suspended or terminated, may reinstate any or all of the provisions of the Plan; provided no amendment, suspension or termination of the Plan shall in any manner affect any Bonus theretofore granted pursuant to the Plan (whether or not the applicable Performance Targets have been attained) without the consent of the Participant to whom the Bonus was granted. Notwithstanding the foregoing, no amendment may be effective without Board of Directors of the Company and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code.

Approved by the Board of Directors

on February 19, 2003.

Approved by the shareholders

on _________    ___, 2003.

Appendix D

PRIORITY HEALTHCARE CORPORATION

1997 STOCK OPTION AND INCENTIVE PLAN

(As Amended)

1.    Plan Purpose.    The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

2.    Definitions.    The following definitions are applicable to the Plan:

“Affiliate”—means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award”—means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

“Board”—means the Board of Directors of the Company.

“Change in Control”—means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

“Code”—means the Internal Revenue Code of 1986, as amended.

“Committee”—means the Committee referred to in Section 3 hereof.

“Company”—means Priority Healthcare Corporation, an Indiana corporation.

“Continuous Service”—means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

“Employee”—means any person, including an officer or director, who is employed by the Company or any Affiliate.

“Exchange Act”—means the Securities Exchange Act of 1934, as amended.

“Exercise Price”—means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

“Incentive Stock Option”—means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under Section 422 of the Code.

“Market Value”—means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

“Non-Qualified Stock Option”—means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

“Option”—means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant”—means any officer, key employee or consultant of the Company or any Affiliate who is selected by the Committee to receive an Award.

“Plan”—means this 1997 Stock Option and Incentive Plan of the Company.

“Reorganization”—means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

“Restricted Period”—means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

“Restricted Stock”—means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 10 hereof, so long as such restrictions are in effect.

“Securities Act”—means the Securities Act of 1933, as amended.

“Shares”—means the Class B Common Stock, $.01 par value, of the Company.

3.    Administration.    The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.    Participants.    The Committee may select from time to time Participants in the Plan from those officers, key employees and consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5.    Shares Subject to Plan.    Subject to adjustment by the operation of Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 7,900,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 300,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

6.    General Terms and Conditions of Options.    The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

7.    Exercise of Options.

(a)    Except as provided in Section 14, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 8, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

(b)    To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Committee in its sole discretion.

8.    Termination of Options.    Unless otherwise specifically provided by the Committee, Options shall terminate as provided in this Section.

(a)    Unless sooner terminated under the provisions of this Section, Options shall expire on the earlier of the date specified by the Committee or the expiration of ten (10) years from the date of grant.

(b)    If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Options granted to the Participant shall terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant shall (unless the Committee in its sole discretion waives this requirement) repay to the Company within 10 days the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the cessation of Continuous Service of any Options granted to such Participant on or after September 15, 1998.

(c)    If the Continuous Service of a Participant is terminated by reason of retirement or terminated by the Company without cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

(d)    In the event of the Participant’s death or disability, the Participant or the Participant’s beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant’s cessation of Continuous Service by reason of death or disability, and in no event after the applicable expiration date of the Options.

(e)    Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

9.    Incentive Stock Options.    Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

10.    Terms and Conditions of Restricted Stock.    The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10.

(a)    At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 10 and Section 11 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)    Except as provided in Section 13 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

(c)    Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Stock Option and Incentive Plan of Priority Healthcare Corporation, and an Agreement entered into between the registered owner and Priority Healthcare Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of Priority Healthcare Corporation.”

(d)    At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award, and to such other matters as the Committee shall in its sole discretion determine.

(e)    At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 10 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

(f)    At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 10 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

11.    Adjustments Upon Changes in Capitalization.    In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

12.    Effect of Reorganization.    Awards will be affected by a Reorganization as follows:

(a)    If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

(b)    If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

13.    Effect of Change in Control.    If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 10 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

14.    Assignments and Transfers.    Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

15.    Employee Rights Under the Plan.    No officer, employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

16.    Delivery and Registration of Stock.    The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

17.    Withholding Tax.    Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company shall, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company shall, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

18.    Loans.

(a)    The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

(b)    No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the grantee and (ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

(c)    No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant’s employment due to death, retirement or disability, or (ii) the day of termination of the Participant’s employment for any reason other than death, retirement or disability.

(d)    Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

(e)    When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

(f)    Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

19.    Termination, Amendment and Modification of Plan.    The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or NASDAQ system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

20.    Effective Date and Term of Plan.    The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years from the date of adoption unless sooner terminated under Section 19 hereof.

Adopted by the Board of Directors of Priority

Healthcare Corporation as of August 25, 1997

Adopted by the Shareholders of Priority

Healthcare Corporation as of August 25, 1997 and

May 21, 1998

Amended by the Board of Directors of Priority

Healthcare Corporation as of September 15, 1998

Amended by the Board of Directors of Priority

Healthcare Corporation as of February 25, 1999

and by the Shareholders of Priority Healthcare

Corporation as of May 10, 1999

Amended by the Board of Directors of Priority

Healthcare Corporation as of February 21, 2001

and by the Shareholders of Priority Healthcare

Corporation as of May 21, 2001

Amended by the Board of Directors of Priority

Healthcare Corporation as of February 19, 2003

and by the Shareholders of Priority Healthcare

Corporation as of _________    ___, 2003

Proxy—Priority Healthcare Corporation

This Proxy is Solicited on Behalf of the Board of Directors

I hereby appoint Robert L. Myers and Rebecca M. Shanahan, or either of them, my proxies, with power of substitution, to vote all shares of Class A Common Stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at SunTrust Bank, Park Building, Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on May 19, 2003 at 11:00 a.m., Orlando time, and at any adjournment, as follows:

1.	Election of Directors, Nominees:

William E. Bindley, Steven D. Cosler and Kathleen R. Hurtado

2.	Ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2003

3.	Approve the Company’s Employee Stock Purchase Plan

4.	Approve the Company’s 2003 Cash Bonus Performance Plan for Executives

5.	Approve the proposed amendment to the Company’s 1997 Stock Option and Incentive Plan

This proxy when properly executed will be voted in the manner directed herein by the signed shareholder. If no direction is made, this proxy will be voted FOR the election as directors of all nominees listed under proposal 1 and FOR proposals 2, 3, 4 and 5.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

000000 0000000000 0 0000
Priority Healthcare Corporation
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890	J N T

[BAR CODE]

[Address Bar Code]	☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – William E. Bindley	☐	☐

02 – Steven D. Cosler	☐	☐

03 – Kathleen R. Hurtado	☐	☐

B. Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company 2003;	☐	☐	☐

3.	To approve the Company’s Employee Stock Purchase Plan;	☐	☐	☐

4.	To approve the Company’s 2003 Cash Bonus Performance Plan for Executives;	☐	☐	☐

5.	To approve the proposed amendment to the Company’s 1997 Stock Option and Incentive Plan; and	☐	☐	☐

6.	In their discretion, to transact such other business as may properly come before the meeting.

C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return the proxy promptly in the enclosed postage-paid envelope.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (dd/mm/yyyy)

Proxy—Priority Healthcare Corporation

This Proxy is Solicited on Behalf of the Board of Directors

I hereby appoint Robert L. Myers and Rebecca M. Shanahan, or either of them, my proxies, with power of substitution, to vote all shares of Class B Common Stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at SunTrust Bank, Park Building, Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on May 19, 2003 at 11:00 a.m., Orlando time, and at any adjournment, as follows:

1.	Election of Directors, Nominees:

William E. Bindley, Steven D. Cosler and Kathleen R. Hurtado

2.	Ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2003

3.	Approve the Company’s Employee Stock Purchase Plan

4.	Approve the Company’s 2003 Cash Bonus Performance Plan for Executives

5.	Approve the proposed amendment to the Company’s 1997 Stock Option and Incentive Plan

This proxy when properly executed will be voted in the manner directed herein by the signed shareholder. If no direction is made, this proxy will be voted FOR the election as directors of all nominees listed under proposal 1 and FOR proposals 2, 3, 4 and 5.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

000000 0000000000 0 0000
Priority Healthcare Corporation
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890	J N T

[BAR CODE]

[Address Bar Code]	☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – William E. Bindley	☐	☐

02 – Steven D. Cosler	☐	☐

03 – Kathleen R. Hurtado	☐	☐

B. Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company 2003;	☐	☐	☐

3.	To approve the Company’s Employee Stock Purchase Plan;	☐	☐	☐

4.	To approve the Company’s 2003 Cash Bonus Performance Plan for Executives;	☐	☐	☐

5.	To approve the proposed amendment to the Company’s 1997 Stock Option and Incentive Plan; and	☐	☐	☐

6.	In their discretion, to transact such other business as may properly come before the meeting.

C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return the proxy promptly in the enclosed postage-paid envelope.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (dd/mm/yyyy)